Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of ECO2 Plastics, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), Rodney S. Rougelot, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Rodney S. Rougelot

By: Rodney S. Rougelot
Its: Chief Executive Officer

Date: May 13, 2009

[A signed original of this written statement required by Section 906 has been provided to ECO2 Plastics, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]